Sub-Item 77I

Terms of New or Amended Securities

Dreyfus Premier Worldwide Growth Fund, Inc.

- Dreyfus Worldwide Growth Fund (the "Fund")

At a meeting held on May 7, 2013, the Board of Directors of Dreyfus Premier Worldwide Growth Fund, Inc.(the "Registrant") approved the creation of an additional class of shares, Class Y shares, a description of which appears in the following documents, which are incorporated by reference herein:

1. The sections of the Fund's Prospectus under the headings "Fund Summary – Fees and Expenses," "Fund Summary – Purchase and Sale of Fund Shares," "Shareholder Guide – Choosing a Share Class – Class Y Shares" and "Shareholder Guide – Buying and Selling Shares – How to Buy Shares" and the Fund's Statement of Additional Information under the headings "Shareholder Services" and "Additional Information About Shareholder Services – Exchanges," included in Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 20, 2013, effective as of July 1, 2013 ("Post-Effective Amendment No. 32").

2. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 32.